UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2026

Alpha Cognition Inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-42403	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1452 Hughes Rd., Ste 200 Grapevine, Texas	76051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 858-344-4375

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Shares, no par value	ACOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2026, the board of directors (the “Board”) of Alpha Cognition Inc. (the “Company”) appointed Caren Deardorf as a director of the Company effective November 11, 2026.

Ms. Deardorf is a biotechnology executive and public company director with more than 30 years of experience spanning commercialization, corporate strategy, portfolio prioritization, business development, and company building. She has helped organizations create and preserve value through category & brand leadership, development-to commercial transitions, portfolio decisions, out-licensing, and M&A pathways. Ms. Deardorf is currently Chief Business and Strategy Officer at Neutrolis Inc., since August of 2025, where she is responsible for leading business development, clinical program strategy, and commercial/operational build for a private autoimmune company in transition to clinical stage. Prior to that, she served as Chief Commercial and Strategy Officer at Editas Medicine (2023-2025), Chief Commercial and Strategy Officer at Magenta Therapeutics (2021-2023) and Chief Commercial Officer at Ohana Biosciences (2019-2021). Ms. Deardorf also recently served on the board of directors of Crinetics Pharmaceuticals (2022-2026) and NeuroSense Therapeutics (2021-2024). Ms. Deardorf received an M.B.A. from Babson College- Olin Graduate School of Business and a B.S., Biology (Premed) with French concentration from Tufts University.

Ms. Deardorf will receive compensation in accordance with the Company’s previously disclosed non-employee director compensation policy.

In accordance with the Company’s non-employee director annual equity grant, in connection with her appointment, Ms. Deardorf received an initial grant of 755 restricted stock units and 1,020 stock options. The stock options have an exercise price of $8.62 per share. Both the restricted stock units and the stock options vest one year after the date of grant.

There is no arrangement or understanding between Ms. Deardorf and any other persons pursuant to which Ms. Deardorf was appointed as a director. There is no family relationship between Ms. Deardorf and any director or executive officer of the Company, and except as stated herein, Ms. Deardorf does not have any direct or indirect material interest in any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.

Following the appointment of Ms. Deardorf to the Board, the Board, upon recommendation of its Governance and Nomination Committee, re-constituted its committees as follows:

Compensation Committee

Phillip Mertz (Chair)

Dr. Robert Wills

Kenneth Cawkell

Audit Committee

Bethany Sensenig (Chair)

Dr. Robert Wills

Caren Deardorf

Governance and Nomination Committee

Rajeev “Rob” Bakshi (Chair)

Bethany Sensenig

Caren Deardorf

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA COGNITION INC.

	By:	/s/ Michael McFadden
Michael McFadden
Chief Executive Officer

Dated: November 12, 2026

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